UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition.

On February 15, 2007, Huntsman Corporation (the “Company”) issued a press release announcing its results for the three months and year ended December 31, 2006.  The press release is furnished herewith as Exhibit 99.1.

The Company will hold a telephone conference to discuss its fourth quarter and full year 2006 results on Thursday, February 15, 2007 at 11:00 a.m. ET.

Call-in number for U.S. participants:	(866) 510 - 0705
Call-in number for international participants:	(617) 597 - 5363
Participant access code:	92166659

The conference call will be available via webcast and can be accessed from the investor relations portion of the Company’s website at http://www.huntsman.com.

The conference call will be available for replay beginning February 15, 2007 and ending February 22, 2007.

Call-in numbers for the replay:
Within the U.S.:	(888) 286 - 8010
International:	(617) 801 - 6888
Access code for replay:	12798242

Information with respect to the conference call, together with a copy of the press release furnished herewith as Exhibit 99.1, is available on the investor relations portion of the Company’s website at http://www.huntsman.com.

The press release includes “non-GAAP financial measures.”  Specifically, the press release refers to:

•                  EBITDA

•                  Adjusted EBITDA from continuing operations

•                  Adjusted EBITDA from discontinued operations

•                  Adjusted net income from continuing operations

•                  Adjusted net income from discontinued operations

We believe net income (loss) available to common stockholders is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to EBITDA, adjusted EBITDA from continuing operations and adjusted net income from continuing operations.  We believe income (loss) from discontinued operations is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA from discontinued operations and adjusted net income from discontinued operations.  Additional information with respect to our use of these financial measures follows.

•                  EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. We believe that EBITDA enhances an investor’s understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company’s capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use

                        EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our Company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

•                  Adjusted EBITDA from continuing operations is computed by eliminating the following from EBITDA:  loss due to the Port Arthur outage, gains and losses from discontinued operations, restructuring, impairment and reorganization (credits) costs, losses on the sale of accounts receivable to our securitization program, legal and contract settlements, losses from early extinguishment of debt, extraordinary gain on the acquisition of a business, cumulative effect of changes in accounting principle, and gain on dispositions of assets. Our management uses adjusted EBITDA from continuing operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted EBITDA from continuing operations is subject to the same material limitations as are discussed with reference to EBITDA above and adjusted EBITDA from continuing operations is an even more narrowly focused analytical tool that is subject to additional material limitations.

•                  Adjusted EBITDA from discontinued operations is computed by eliminating from (loss) income from discontinued operations income taxes, depreciation and amortization, impairment of assets, losses on the sale of accounts receivable to our securitization program, and restructuring. Our management uses adjusted EBITDA from discontinued operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted EBITDA from discontinued operations is subject to the same material limitations as are discussed with reference to EBITDA above and adjusted EBITDA from discontinued operations is an even more narrowly focused analytical tool that is subject to additional material limitations.

•                  Adjusted net income from continuing operations is computed by eliminating the after tax impact of losses from discontinued operations, preferred dividends, loss due to the Port Arthur outage, legal and contract settlements, restructuring, impairment and plant closing (credits) costs, losses on the early extinguishment of debt, extraordinary gain on the acquisition of a business, cumulative effect of changes in accounting principle, and gain on dispositions of assets. Our management uses adjusted net income from continuing operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted net from continuing operations is subject to material limitations that result from the elimination of important expenses and gains.

•                  Adjusted net income from discontinued operations is computed by eliminating from adjusted EBITDA from discontinued operations the applicable income taxes and depreciation and amortization. Our management uses adjusted net income from discontinued operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted net from discontinued operations is subject to material limitations that result from the elimination of important expenses and gains.

Item 2.06.         Material Impairments.

On February 14, 2007, the Company concluded that it was required to recognize $99.0 million in additional non-cash asset impairment charges recorded in discontinued operations related to the sale of its European base chemicals and polymers business. As a result of the sale of the European base chemicals and polymers business, the Company was required to re-purchase certain receivables that had been transferred pursuant to its accounts receivable securitization program. The additional non-cash charges resulted because the effect of the re-purchase of these receivables on the final book value of the European base chemicals and polymers business when the business was sold on December 29, 2006 was misestimated.

The Company will restate its financial statements for the quarterly period ended September 30, 2006 to reflect the $99.0 million in additional non-cash asset impairment charges and intends to file an amended quarterly report on Form 10-Q/A for such period as promptly as possible.

Item 7.01.         Regulation FD Disclosure.

On February 15, 2007, the Company issued a press release announcing the Company’s plans to sell its U.S. Base Chemicals and Polymers business to Flint Hills Resources, LLC, a wholly owned subsidiary of Koch Industries, Inc.  The press release is furnished herewith as Exhibit 99.2.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Press Release dated February 15, 2007 regarding fourth quarter and full year 2006 earnings
99.2	Press Release dated February 15, 2007 regarding sale of U.S. Base Chemicals and Polymers business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ John R. Heskett
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated: February 15, 2007

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press Release dated February 15, 2007 regarding fourth quarter and full year 2006 earnings
99.2	Press Release dated February 15, 2007 regarding sale of U.S. Base Chemicals and Polymers business